INVESTOR PRESENTATION Fourth Quarter Fiscal Year 2017 Exhibit 99.2

SAFE HARBOR STATEMENT Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, the outcome of a governmental review of our subcontractor reporting practices, adverse changes in the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, financial stability of key customers and suppliers, and availability or cost of raw materials. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2016 and other filings with the Securities and Exchange Commission. 1

COMPANY SNAPSHOT Headquarters: Jasper, IN, USA Founded: 1950 Employees: ~3,000 FY’17 Revenue: $670M FY’17 Adj. Operating Income (1): $54.8M / 8.2% FY’16 Revenue: $635M FY’16 Adj. Operating Income (1): $40.8M / 6.4% 2 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation.

Design Driven and Award Winning Furniture Brands Evolving Office Environment Driving Demand Continued Hospitality Growth Accelerating Revenue From New Product Introductions - Increasing Market Share WHY INVEST IN US Improving Financial Performance Capital Available for Growth 3 Return on Capital Best in the Industry where Public information is available

WHO WE ARE Kimball International, Inc. creates design driven, innovative furnishings sold through our family of brands: Kimball Office, National Office Furniture, and Kimball Hospitality. Our diverse portfolio offers solutions for the workplace, learning, healing, and hospitality environments. Dedicated to our Guiding Principles, our values and integrity are evidenced by public recognition as a highly trusted company and an employer of choice. “We Build Success” by establishing long- term relationships with customers, employees, suppliers, share owners and the communities in which we operate. We are committed to sales growth, profitability and return on capital that is among the best in each of our markets. We Build Success 4

HOW WE ARE RECOGNIZED 5

IMPROVING U.S. FURNITURE LEADING INDICATORS

Source: US Bureau of Economic Analysis (March 2017)

US Corporate Profit After Tax
With IVA and CCA adjustment ($ billion)



2000
1500
1000
500
0
9/1/2003
3/1/2004
9/1/2004
3/1/2005
9/1/2005
3/1/2006
9/1/2006
3/1/2007
9/1/2007
3/1/2008
9/1/2008
3/1/2009
9/1/2009
3/1/2010
9/1/2010
3/1/2011
9/1/2011
3/1/2012
9/1/2012
3/1/2013
9/1/2013
3/1/2014
9/1/2014
3/1/2015
9/1/2015
3/1/2016
9/1/2016
3/1/2017

Source: Conference Board (June 2017)

Conference Board CEO Confidence



80
60
40
20
0
6/1/2007
1/1/2008
8/1/2008
3/1/2009
10/1/2009
5/1/2010
12/1/2010
7/1/2011
2/1/2012
9/1/2012
4/1/2013
11/1/2013
6/1/2014
1/1/2015
8/1/2015
3/1/2016
10/1/2016
5/1/2017

Source: BIFMA (May 2017)

BIFMA



$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
8%
7%
6%
5%
4%
3%
2%
1%
0%
5.8%
6.8%
2.7%
4.6%
5.3%
2013 Actual
2014 Actual
2015 Actual
2016 Prelim Est
2017 Forecast
2018 Forecast
US Office Furniture
US Ed. and Health Furniture
US Total
Overall Growth

Source: AIA (Jnue 2017)

Architectural Billing Index



June = 54.2.
5th consecutive month
>50 indicating
increasing demand.

Kimball International
Kimball Office | NATIONAL | Kimball Hospitality

6

2.3% 2.0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% Luxury Upper Scale Upscale Upper Middle Scale Midscale Economy Independents US 2017 2018 Source: PWC Hospitality Directions May 2015 Revenue Per Available Room (RevPAR) Growth Rates Estimated (1) GROWTH IN HOSPITALITY LEADING INDICATORS 7 (1) Source PWC May 2017 Hospitality Directions

$500.0 $543.8 $600.9 $635.1 $669.9 [VALUE] 1.6% 4.8% 6.4% [VALUE] FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 Net Sales Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales IMPROVING PERFORMANCE 8 ($ in millions) (1) Unaudited. Adjusted Pro Forma Operating Income from Continuing Operations. See Appendix for Non-GAAP reconciliation. (1)

$164.7 $175.0 $169.9 $153.1 $172.0 [VALUE] 11.8% 3.7% 2.0% [VALUE] Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Net Sales Year Over Year Growth SALES GROWTH EACH QUARTER 9 ($ in millions) (1) Unaudited. (1) (1) 16 consecutive quarters of year over year growth

STRONG NEW PRODUCT INTRODUCTIONS OFFICE FURNITURE (1) $21 $19 $19 $27 $28 $28 $29 $36 $39 $34 $35 $41 5% 21% 26% 57% 33% 45% 54% 34% 39% 21% 21% 14% ($ in millions) (1) Gross Sales unaudited Year Over Year Growth 10

$176.4 $177.2 $165.9 $166.4 $175.6 [VALUE] 6.9% -1.3% 12.1% [VALUE] Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Orders Received Year Over Year Growth ORDERS 11 ($ in millions) (1) Unaudited. (1) (1)

ORDER TREND RELATIVE TO OFFICE FURNITURE MARKET

*Growth in orders **exceeded industry growth** for each of the last **10 quarters***



Price increase on April 1st '17 pulled orders forward to Q3. Without this effect, estimated orders would have been up 12% in Q3'17 and 4% in Q4'17.
6%
3%
0%
18%
-1%
3%
1%
-2%
6%
-2%
Q4'16
Q1'17
Q2'17
Q3'17
Q4'17 (1)
Kimball Int'l (excluding Hospitality vertical)
Office Furniture Industry (BIFMA)

* Sales and order data are not available for the Hospitality furniture industry (BIFMA industry data excludes Hospitality furniture). Therefore, to get a comparable industry comparison, sales and orders for the Hospitality vertical are excluded from the Kimball International numbers presented in this graph.

(1) BIFMA Q4'17 computed based upon April and May. June not yet available from BIFMA.

12

Kimball International
Kimball Office | NATIONAL | Kimball Hospitality

SALES BY VERTICAL – GOOD DIVERSIFICATION (1) 13 _____________________ (1) Unaudited. ($ in millions) $50.5 $42.8 $21.2 $19.7 $17.9 $12.6 $52.0 $37.2 $19.2 $23.2 $23.1 $17.2 Commercial Hospitality Healthcare Education Government Finance Q4'16 Q4'17

ORDERS BY VERTICAL(1) 14 _____________________ (1) Unaudited. ($ in millions) $56.4 $33.5 $23.2 $26.7 $21.8 $14.8 $49.5 $33.9 $20.2 $31.6 $24.3 $16.1 Commercial Hospitality Healthcare Education Government Finance Q4'16 Q4'17

GROSS PROFIT (1) 15 32.6% 1 % of Net Sales _____________________ (1) Unaudited.

SELLING AND ADMINISTRATIVE EXPENSES(1) 16 ($ in millions) _____________________ (1) Unaudited. $42.8 $43.2 $42.7 $40.1 $42.4 [VALUE] 24.6% 25.1% 26.2% [VALUE] Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 S&A S&A % of Net Sales

OPERATING INCOME 17 -1.4% 1.6% 4.8% 6.4% 8.2% 6.6% 8.8% 7.7% 7.2% 9.0% 2013 2014 2015 2016 2017 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales Fiscal Year Quarterly _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. (2) Includes pre-tax gain of $1.2M on sale of land which had 70 basis point favorable impact on Q4’17 percent. (1) (2)

STRONG ADJUSTED RETURN ON CAPITAL(1) 18 18.4% 25.5% 21.1% 17.2% 23.0% Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. Among the BEST in the office furniture industry

FREE CASH FLOW(1) 19 ($ in millions) _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation. $10.5 $15.6 $15.2 $10.7 $52.0 Q1'17 Q2'17 Q3'17 Q4'17 Trailing 4 Qtrs

PRIORITIES FOR CAPITAL ALLOCATION 20 _____________________ (1) Includes total Class A and Class B dividends declared. (2) Accrual basis Note: All periods presented above are unaudited ($ in millions) $2.1 $2.2 $2.3 $2.3 $2.3 $4.4 $2.1 $0.1 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Dividends Share Repurchases (2) $7.5 $7.5 $7.7 $8.3 $9.0 $11.3 $8.7 $6.7 FY'13 FY'14 FY'15 FY'16 FY'17 Dividends (1) Share Repurchases (2)  Reinvestment for growth  Stock buy back offsetting dilution  Dividends comparable to peers  Acquisitions  Stock buy back if excess capital $2.5 $3.5 $2.4 $4.4 $12.8 Q1'17 Q2'17 Q3'17 Q4'17 Trailing 4 Qtrs Capital Expenditures Fiscal Year Dividends and Share Repurchases Quarterly Dividends and Share Repurchases

Sales Growth over Prior Year Mid-Single Digits Operating Income % By FY 2019 9.5%-10.5% Adjusted Return on Capital (1) Exceeding 20% (1) See appendix for definition. (2) Unaudited. See Appendix for Non-GAAP reconciliation FINANCIAL TARGETS 21 -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 Adjusted Pro Forma Operating Income from Continuing Operations Percentage of Net Sales (2) FY 2019

APPENDIX 22

ANNUAL NON-GAAP RECONCILIATION (UNAUDITED)

(millions $)	2013	2014	2015	2016	2017
Operating Income from Continuing Operations	**-$10.6**	**$1.9**	**$17.3**	**$33.5**	**$56.6**
Add: Spin Cost – Included in SGA Add (Deduct): Restructuring		$1.5	$3.2 $5.3	 $7.3	 -$1.8
Adjusted Operating Income from Continuing Operations	-$10.6	$3.4	$25.8	$40.8	$54.8
Adjusted Operating Income from Continuing Operations as a % of Sales	-2.1%	.6%	4.3%	6.4%	8.2%
Add: Employee Retirements – Included in SGA (1) Add: Other Non-operational – Included in SGA (2)	$5.0	$6.8 -$.5	$3.3		
Adjusted Pro Forma Operating Income from Continuing Operations before External Reverse Synergies	-$5.6	$9.7	$29.1	$40.8	$54.8
Deduct: External Reverse Synergies (3)	-$1.3	-$1.2	-$0.4		
Adjusted Pro Forma Operating Income from Continuing Operations (3)	**-$6.9**	**$8.5**	**$28.7**	**$40.8**	**$54.8**
Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales	**-1.4%**	**1.6%**	**4.8%**	**6.4%**	**8.2%**

(1) Estimated cost associated with the retirement and separation of people due to spin. Costs include that for salary, incentive compensation, performance shares, retirement contribution, and payroll tax.
(2) Includes: pre-tax airplane write-off $1.2M and gain from sale of idle property of $1.7M in FY'14.
(3) Adjusted pro forma operating income includes external reverse synergies representing estimated increases to the cost structure necessitated by the split into two companies. For example, pre-spin Kimball had one board of directors, and such costs were allocated to Furniture and Electronics. Post spin, there are two boards with each company experiencing a cost increase merely because of the separation. Other examples include IT expenditures and certain insurance cost among others. The $1.3M per year reflected in the table above is a mid-point of a range estimated to be from $1.0M to $1.5M adjusting the adjusted pro forma operating income from continuing operations to reflect this estimated increase in cost structure post spin. In addition to external cost, internal reverse synergy cost also exist and are embedded in the calculation of Operating Income from continuing operations reducing income. Different than external cost, these costs do not have to be separately deducted in this reconciliation because by way of the discontinued operation calculation this cost increase remains within the computed Operating Income from continuing operations. As an example for this type of cost, pre-spin Kimball had an SEC financial reporting function, and such costs were allocated to Furniture and Electronics. Post spin, there are two separate functions experiencing a cost increase as it takes more resource to perform this function for two separate companies than one. This cost increase is estimated to be $500k to $1M. So in total, it is estimated that reverse synergy cost will increase cost structure post spin by $1.5 to $2.5M per year as already reflected in the adjusted results included in the reconciliation above.

Note: We had formerly excluded Supplemental Employee Retirement Plan (SERP) expense from adjusted pro forma operating income. We are no longer excluding SERP because it does not have a material impact on the trend of operating income. The annual amounts of SERP expense now included in adjusted pro forma operating income are $1.7M in FY'13, $2.6M in FY'14, and $0.6M in FY'15, $0.0 in FY'16 and $1.2M in FY'17.

23

Kimball® International
Kimball® Office | NATIONAL | Kimball® Hospitality

QUARTERLY NON-GAAP RECONCILIATION (UNAUDITED)

(millions $)	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
Operating Income, as reported	**$9.5**	**$17.3**	**$13.0**	**$10.9**	**$15.4**
Pre-tax Restructuring (Gain) Expense	$1.3	-$1.8			
Adjusted Operating Income	$10.8	$15.5	$13.0	$10.9	$15.4
Adjusted Operating Income as a % of Sales (1)	**6.6%**	**8.8%**	**7.7%**	**7.2%**	**9.0%**

(millions $)	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17
Adjusted Operating Income – see non-GAAP reconciliation above	$10.8	$15.5	$13.0	$10.9	$15.4
Median Effective Income Tax Rate for Trailing Four Quarters	37.3%	37.2%	36.2%	35.7%	35.1%
Median Income Tax Expense	$4.0	$5.8	$4.7	$3.9	$5.4
Net Operating Profit After-Tax (NOPAT)	$6.8	$9.7	$8.3	$7.0	$10.0
Average Capital (Total Equity plus Interest-Bearing Total Debt) (2)	$147.4	$152.6	$158.0	$164.1	$173.8
Adjusted Return on Capital (annualized)	**18.4%**	**25.5%**	**21.1%**	**17.2%**	**23.0%**

(1) We had formerly excluded Supplemental Employee Retirement Plan (SERP) expense from adjusted pro forma operating income. We are no longer excluding SERP because it does not have a material impact on the trend of operating income. The quarterly amounts of SERP expense that are included in adjusted operating income are $0.2 million in Q4'16, $0.4 million in Q1'17, $0.0 million in Q2'17, $0.5 million in Q3'17 and $0.3 million in Q4'17. Because SERP is no longer excluded, and that was the only pro forma adjustment during the quarters presented, we are no longer reporting pro forma figures for these periods.

(2) Includes Cash And Investments

24

Kimball International
Kimball Office | NATIONAL | Kimball Hospitality

QUARTERLY NON-GAAP RECONCILIATION (UNAUDITED) 25 (millions $) Q4’16 Q1’17 Q2’17 Q3’17 Q4’17 Operating Cash Flow, as reported $9.3 $13.0 $19.1 $17.6 $15.1 Total Capital Expenditures -$3.0 -$2.5 -$3.5 -$2.4 -$4.4 Free Cash Flow $6.3 $10.5 $15.6 $15.2 $10.7